Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements and in the related Prospectuses of The AES Corporation:

(1)	Registration Statements No. 333-203684, 333-156242, 333-26225, 333-28883, 333-30352, 333-38535, 333-57482, 333-66952, 333-66954, 333-82306, 333-83574, 333-84008, 333-97707, 333-108297, 333-112331, 333-115028, 333-150508, 333-135128, 333-158767, 333-166607, 333-179701, and 333-233037 on Form S-8;

(2)	Registration Statements No. 333-64572, 333-161913, 333-186888, 333-209671, and 333-229896 on Form S-3;

(3)	Registration Statements No. 333-38924, 333-40870, 333-44698, 333-46564, 333-37924, 333-83767, 333-81953, 333-46189, 333-39857; 333-15487, and 333-01286 on Form S-3/A, and

(4)	Registration Statements No. 333-45916, 333-49644, 333-43908, 333-44845, 333-147951, 333-33283, 333-22513, and 333-180388 on Form S-4/A;
of our reports dated February 28, 2022, with respect to the consolidated financial statements and schedule of The AES Corporation and the effectiveness of internal control over financial reporting of The AES Corporation included in this Annual Report (Form 10-K) of The AES Corporation for the year ended December 31, 2021.
/s/ Ernst & Young LLP
Tysons, Virginia
February 28, 2022